Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Increased Loan Demand, Strong Deposit Growth and Net Income of $54.4 Million, or $1.56 Per Diluted Share, for Second Quarter 2021;
Declares Quarterly Cash Dividend of $0.41 Per Share

Walla Walla, WA - July 21, 2021 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $54.4 million, or $1.56 per diluted share, for the second quarter of 2021, a 16% increase compared to $46.9 million, or $1.33 per diluted share, for the preceding quarter and a 131% increase compared to $23.5 million, or $0.67 per diluted share, for the second quarter of 2020.  Banner’s second quarter 2021 results include $10.3 million in recapture of provision for credit losses, compared to $28.6 million in provision for credit losses in the second quarter of 2020.  The second quarter 2020 provision for credit losses was primarily the result of the impact of the COVID-19 pandemic.  In the first six months of 2021, net income was $101.2 million, or $2.88 per diluted share, compared to net income of $40.4 million, or $1.14 per diluted share for the same period a year earlier.  Banner’s first six months of 2021 results include $19.5 million in recapture of provision for credit losses, compared to $52.1 million in provision for credit losses in the first six months of 2020.
Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.41 per share.  The dividend will be payable August 13, 2021, to common shareholders of record on August 3, 2021.
“Banner’s second quarter 2021 performance continues to demonstrate the success of our super community bank model, even with the challenges of the COVID-19 pandemic,” said Mark Grescovich, President and CEO.  “We benefited from continued core deposit growth and an acceleration of PPP loan fee income as a result of SBA PPP loan forgiveness.  The unprecedented level of market liquidity along with proceeds from new PPP loan originations, and our continued focus on building client relationships contributed to our core deposits increasing 16% compared to June 30, 2020.”

“Due to the ongoing improvement in forecasted economic conditions in our markets, coupled with continued reductions in our adversely classified loans, we recorded a $10.3 million recapture to our provision for credit losses during the current quarter.  This compares to a $9.3 million recapture to our provision for credit losses during the preceding quarter and a $28.6 million provision for credit losses in the second quarter a year ago.  Our allowance for credit losses - loans remains strong at 1.53% of total loans and 481% of non-performing loans at June 30, 2021, compared to 1.57% of total loans and 426% of non-performing loans at March 31, 2021,” said Grescovich.  “Banner has provided PPP loans totaling nearly $1.61 billion to 13,922 businesses as of June 30, 2021, and as of quarter end, we had received SBA forgiveness for 6,707 PPP loans totaling $822.3 million.  Our essential onsite employees, such as those working in our branches, continue to serve clients in person.  In addition, as a result of the accelerated distribution of the COVID-19 vaccine over the past several months and the progress made toward fully reopening businesses in the states we serve, we began to normalize our operations by returning additional groups of employees back to Bank worksites in July 2021.”
At June 30, 2021, Banner Corporation had $16.18 billion in assets, $9.51 billion in net loans and $13.64 billion in deposits.  Banner operates 155 branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - Second Quarter 2021 Results

July 21, 2021

Second Quarter 2021 Highlights
•	Revenues increased 6% to $149.9 million, compared to $141.9 million in the preceding quarter, and increased 2% when compared to $147.3 million in the second quarter a year ago.
•
Net interest income, before the recapture of provision for credit losses, increased to $127.6 million in the second quarter of 2021, compared to $117.7 million in the preceding quarter and $119.6 million in the second quarter a year ago.

•	Net interest margin on a tax equivalent basis was 3.52%, compared to 3.44% in the preceding quarter and 3.87% in the second quarter a year ago.
•	Mortgage banking revenues decreased 35% to $7.5 million, compared to $11.4 million in the preceding quarter, and decreased 47% compared to $14.1 million in the second quarter a year ago.
•	Return on average assets was 1.36%, compared to 1.24% in the preceding quarter and 0.68% in the second quarter a year ago.
•	Net loans receivable decreased to $9.51 billion at June 30, 2021, compared to $9.79 billion at March 31, 2021, and decreased 6% when compared to $10.13 billion at June 30, 2020.
•
Non-performing assets decreased to $31.5 million, or 0.19% of total assets, at June 30, 2021, compared to $37.0 million, or 0.23% of total assets in the preceding quarter, and decreased from $39.9 million, or 0.28% of total assets, at June 30, 2020.

•
The allowance for credit losses - loans was $148.0 million, or 1.53% of total loans receivable, as of June 30, 2021, compared to $156.1 million, or 1.57% of total loans receivable as of March 31, 2021 and $156.4 million or 1.52% of total loans receivable as of June 30, 2020.

•
Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 1% to $12.76 billion at June 30, 2021, compared to $12.64 billion at March 31, 2021, and increased 16% compared to $10.97 billion a year ago.  Core deposits represented 94% of total deposits at June 30, 2021.

•	Dividends to shareholders were $0.41 per share in the quarter ended June 30, 2021.
•	Common shareholders’ equity per share increased 4% to $48.31 at June 30, 2021, compared to $46.60 at the preceding quarter end, and increased 5% from $46.22 a year ago.
•	Tangible common shareholders’ equity per share* increased 5% to $36.99 at June 30, 2021, compared to $35.29 at the preceding quarter end, and increased 6% from $34.89 a year ago.
•	Banner repurchased 250,000 shares of its common stock during the quarter at an average cost of $58.22 per share.

*Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income and non-interest income) and the adjusted efficiency ratio (which excludes merger and acquisition-related expenses, COVID-19 expenses, amortization of core deposit intangibles, real estate owned operations and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Income Statement Review
Net interest income, before the recapture of provision for credit losses, was $127.6 million in the second quarter of 2021, compared to $117.7 million in the preceding quarter and $119.6 million in the second quarter a year ago.
Banner’s net interest margin on a tax equivalent basis was 3.52% for the second quarter of 2021, an eight basis-point increase compared to 3.44% in the preceding quarter and a 35 basis-point decrease compared to 3.87% in the second quarter a year ago.
“Interest income was higher, primarily as a result of the decline in low yielding PPP loans and a corresponding acceleration of deferred loan fee income due to loan repayments from SBA loan forgiveness, which positively affected our net interest margin during the quarter.  Net interest margin was also impacted by the growth in core deposit balances, resulting in our deploying excess liquidity into low yielding short term investments,” said Grescovich.  “Additionally, the on-going low interest rate environment continues to put downward pressure on loan yields.”  Acquisition accounting adjustments added three basis points to the net interest margin in the current quarter, five basis points in the preceding quarter and seven basis points in the second quarter a year ago.  The total purchase discount for acquired loans was $12.5 million at June 30, 2021, compared to $13.9 million at March 31, 2021, and $20.2 million at June 30, 2020.  In the first six months of 2021, Banner’s net interest margin on a tax equivalent basis was 3.48% compared to 4.05% in the first six months of 2020.
Average interest-earning asset yields increased four basis points to 3.68% in the second quarter compared to 3.64% for the preceding quarter and decreased 48 basis points compared to 4.16% in the second quarter a year ago.  Average loan yields increased 27 basis points to 4.70% compared to 4.43% in the preceding quarter and increased 13 basis points compared to 4.57% in the second quarter a year ago.  The increase in average loan yields

BANR - Second Quarter 2021 Results

July 21, 2021

during the current quarter compared to the preceding quarter was primarily the result of the decline in low yielding SBA PPP loans due to loan repayments from SBA loan forgiveness during the quarter, partially offset by lower rates on new originations and adjustable-rate loans resetting to lower current market rates.  Loan discount accretion added five basis points to average loan yields in the second quarter of 2021, seven basis points in the preceding quarter and eight basis points in the second quarter a year ago.  Deposit costs were 0.09% in the second quarter of 2021, a two basis-point decrease compared to the preceding quarter and a 14 basis-point decrease compared to the second quarter a year ago.  The year-over-year decrease in quarterly deposit costs was primarily the result of decreases in market interest rates during 2020.  The total cost of funds was 0.17% during the second quarter of 2021, a four basis-point decrease compared to the preceding quarter and a 14 basis-point decrease compared to the second quarter a year ago.
Banner recorded a $10.3 million recapture of provision for credit losses in the current quarter (comprised of an $8.1 million recapture credit losses - loans and a $2.2 million recapture unfunded loan commitments).  This recapture compares to a $9.3 million recapture of provision for credit losses in the prior quarter (comprised of an $8.0 million recapture credit losses - loans and $1.2 million recapture unfunded loan commitments) and a $28.6 million provision for credit losses in the second quarter a year ago (comprised of a $29.5 million provision for credit losses - loans and a $905,000 recapture unfunded loan commitments).  The recapture of provision for credit losses for the current quarter primarily reflects improvement in forecasted economic indicators and a decrease in adversely classified loans since the preceding quarter end, while the recapture of the provision for credit losses recorded in the preceding quarter primarily reflected a decrease in loan balances, excluding PPP loans, as well as improvement in the forecasted economic indicators.  The provision for credit losses recorded in the second quarter a year ago primarily reflected expected lifetime credit losses based upon the economic conditions and the potential effects from forecasted deterioration of economic metrics due to the COVID-19 pandemic based on the outlook as of June 30, 2020.
Total non-interest income was $22.3 million in the second quarter of 2021, compared to $24.3 million in the preceding quarter and $27.7 million in the second quarter a year ago.  Deposit fees and other service charges were $9.8 million in the second quarter of 2021, compared to $8.9 million in the preceding quarter and $7.5 million in the second quarter a year ago.  The increase in deposit fees and other service charges from the second quarter a year ago is primarily a result of increased transaction deposit account activity.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $7.5 million in the second quarter, compared to $11.4 million in the preceding quarter and $14.1 million in the second quarter of 2020.  The lower mortgage banking revenue quarter-over-quarter primarily reflects a decrease in the gain on sale margin on one- to four-family held-for-sale loans and a reduction in the volume of one- to four-family loans sold reflecting a decrease in refinance activity.  The decrease compared to the second quarter of 2020 was primarily due to a decrease in the gain on sale margin on one- to four-family held-for-sale loans, partially offset by higher gains on the sale of multifamily held-for-sale loans.  Home purchase activity accounted for 66% of one- to four-family mortgage loan originations in the second quarter of 2021, compared to 54% in the prior quarter and 42% in the second quarter of 2020.  In the first six months of 2021, total non-interest income decreased 1% to $46.6 million, compared to $46.9 million in the first six months of 2020.
Banner’s second quarter 2021 results included a $58,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading, and a $77,000 net gain on the sale of securities.  In the preceding quarter, results included a $59,000 net gain for fair value adjustments and a $485,000 net gain on the sale of securities.  In the second quarter a year ago, results included a $2.2 million net gain for fair value adjustments and a $93,000 net gain on the sale of securities.
Total revenue increased 6% to $149.9 million for the second quarter of 2021, compared to $141.9 million in the preceding quarter, and increased 2% compared to $147.3 million in the second quarter a year ago.  Year-to-date, total revenues increased 2% to $291.8 million compared to $285.7 million for the same period one year earlier.  Adjusted revenue* (the total of net interest income and total non-interest income excluding the net gain or loss on the sale of securities and the net change in valuation of financial instruments) was $149.8 million in the second quarter of 2021, compared to $141.4 million in the preceding quarter and $145.0 million in the second quarter of 2020.  In the first six months of the year, adjusted revenue* was $291.1 million, compared to $287.9 million in the first six months of 2020.
Total non-interest expense was $92.6 million in the second quarter of 2021, compared to $93.5 million in the preceding quarter and $90.5 million in the second quarter of 2020.  The decrease in non-interest expense for the current quarter compared to the prior quarter primarily reflects a $2.9 million decrease in salary and employee benefits expense as the prior quarter included $1.3 million of severance expense related to a reduction in staffing and a $1.2 million adjustment recorded to increase the liability related to deferred compensation plans.  These decreases in salary and employee benefits expense for the current quarter were partially offset by a $1.0 million increase in professional and legal expenses.  The year-over-year quarterly increase in non-interest expense also reflects decreased capitalized loan origination costs, primarily related to the decline in the origination of PPP loans during the current quarter compared to the same quarter a year ago as well as increases in professional and legal expenses and miscellaneous non-interest expense.  The year-over-year quarterly increases in non-interest expense were partially offset by decreases in salary and employee benefits and COVID-19 expenses.  Merger and acquisition-related expenses were $79,000 for the second quarter of 2021, compared to $571,000 for the preceding quarter and $336,000 in the second quarter a year ago.  COVID-19 expenses were $117,000 for the second quarter of 2021, compared to $148,000 for the preceding quarter and $2.2 million in the second quarter a year ago.  Year-to-date, total non-interest expense was $186.2 million, compared to $184.0 million in the same period a year earlier.  Banner’s efficiency ratio was 61.79% for the current quarter, compared to 65.90% in the preceding quarter and 61.47% in the year ago quarter.  Banner’s adjusted efficiency ratio* was 59.77% for the current quarter, compared to 63.85% in the preceding quarter and 58.58% in the year ago quarter.

BANR - Second Quarter 2021 Results
July 21, 2021

For the second quarter of 2021, Banner had $13.1 million in state and federal income tax expense for an effective tax rate of 19.5%, reflecting the benefits from tax exempt income.  Banner’s statutory income tax rate is 23.7%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

Balance Sheet Review
Total assets increased to $16.18 billion at June 30, 2021, compared to $16.12 billion at March 31, 2021, and increased 12% when compared to $14.41 billion at June 30, 2020.  The total of securities and interest-bearing deposits held at other banks was $5.19 billion at June 30, 2021, compared to $4.81 billion at March 31, 2021 and $2.30 billion at June 30, 2020.  The average effective duration of Banner's securities portfolio was approximately 4.6 years at June 30, 2021, compared to 4.0 years at June 30, 2020.
Net loans receivable decreased 3% to $9.51 billion at June 30, 2021, compared to $9.79 billion at March 31, 2021, and decreased 6% when compared to $10.13 billion at June 30, 2020.  The decrease in net loans compared to the prior quarter primarily reflects the forgiveness of SBA PPP loans, partially offset by increases in commercial real estate, multifamily real estate and construction loans.  Commercial real estate and multifamily real estate loans increased 2% to $4.14 billion at June 30, 2021, compared to $4.05 billion at March 31, 2021, and increased 1% compared to $4.11 billion a year ago.  Commercial business loans decreased 14% to $2.68 billion at June 30, 2021 compared to $3.09 billion at March 31, 2021, and decreased 15% compared to $3.15 billion a year ago, primarily due to PPP loans forgiven.  Agricultural business loans increased to $265.4 million at June 30, 2021, compared to $262.4 million three months earlier and decreased from $328.1 million a year ago.  Total construction, land and land development loans were $1.37 billion at June 30, 2021, a 4% increase from $1.31 billion at March 31, 2021, and an 11% increase compared to $1.24 billion a year earlier.  Consumer loans decreased to $560.7 million at June 30, 2021, compared to $570.7 million at March 31, 2021, and $642.4 million a year ago.  One- to four-family loans decreased to $637.7 million at June 30, 2021, primarily reflecting held for investment loans being refinanced and sold as held for sale loans, compared to $655.6 million at March 31, 2021, and $817.8 million a year ago.
Loans held for sale were $71.7 million at June 30, 2021, compared to $135.3 million at March 31, 2021, and $258.7 million at June 30, 2020.  The volume of one- to four- family residential mortgage loans sold was $266.7 million in the current quarter, compared to $300.3 million in the preceding quarter and $292.4 million in the second quarter a year ago.  During the second quarter of 2021, Banner sold $83.9 million in multifamily loans, compared to $107.7 million in the preceding quarter and $3.1 million in the second quarter a year ago.
Total deposits increased 1% to $13.64 billion at June 30, 2021, compared to $13.55 billion at March 31, 2021, and increased 13% when compared to $12.02 billion a year ago.  The year-over-year increase in total deposits was due primarily to SBA PPP loan funds deposited into client accounts and an increase in general client liquidity due to reduced business investment and consumer spending during the COVID-19 pandemic.  Non-interest-bearing account balances increased 2% to $6.09 billion at June 30, 2021, compared to $5.99 billion at March 31, 2021, and increased 15% compared to $5.28 billion a year ago.  Core deposits increased 1% to 94% of total deposits at June 30, 2021, compared to 93% of total deposits at March 31, 2021 and increased 16% compared to a year ago.  Certificates of deposit decreased to $873.0 million at June 30, 2021, compared to $907.0 million at March 31, 2021, and decreased 16% compared to $1.04 billion a year earlier.  Banner had no brokered deposits at June 30, 2021 or March 31, 2021, compared to $119.4 million a year ago.  FHLB borrowings totaled $100.0 million at both June 30, 2021 and March 31, 2021, compared to $150.0 million a year ago.
At June 30, 2021, total common shareholders’ equity was $1.67 billion, or 10.32% of assets, compared to $1.62 billion or 10.04% of assets at March 31, 2021, and $1.63 billion or 11.28% of assets a year ago.  At June 30, 2021, tangible common shareholders’ equity*, which excludes goodwill and other intangible assets, net, was $1.28 billion, or 8.09% of tangible assets*, compared to $1.23 billion, or 7.80% of tangible assets, at March 31, 2021, and $1.23 billion, or 8.76% of tangible assets, a year ago.  Banner’s tangible book value per share* increased to $36.99 at June 30, 2021, compared to $34.89 per share a year ago.
Banner and its subsidiary bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”  At June 30, 2021, Banner's common equity Tier 1 capital ratio was 11.21%, its Tier 1 leverage capital to average assets ratio was 8.86%, and its total capital to risk-weighted assets ratio was 14.62%.
Credit Quality
The allowance for credit losses - loans was $148.0 million at June 30, 2021, or 1.53% of total loans receivable outstanding and 481% of non-performing loans, compared to $156.1 million at March 31, 2021, or 1.57% of total loans receivable outstanding and 426% of non-performing loans, and $156.4 million at June 30, 2020, or 1.52% of total loans receivable outstanding and 418% of non-performing loans.  In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $9.9 million at June 30, 2021, compared to $12.1 million at March 31, 2021 and $10.6 million at June 30, 2020.  Net loan recoveries totaled $55,000 in the second quarter of 2021, compared to net loan charge-offs of $3.2 million in the preceding quarter and $3.7 million of net loan charge-offs in the second quarter a year ago.  Banner recorded a $10.3 million recapture of provision for credit losses in the current quarter, compared to a $9.3 million recapture of provision for credit losses in the prior quarter and a $28.6 million provision for loan losses in the year ago quarter.  The recapture of provision for credit losses for the current quarter primarily reflects an improvement in the forecasted economic indicators and a decrease in adversely classified loans, while the recapture of the provision for credit losses recorded in the preceding quarter primarily reflected the decrease in loan balances, excluding the increase in PPP loans, as well as

BANR - Second Quarter 2021 Results
July 21, 2021

improvement in the forecasted economic indicators.  The provision for credit losses recorded in the second quarter a year ago reflected deterioration as a result of the COVID-19 pandemic in the economic indicators utilized to forecast credit losses.  Non-performing loans were $30.8 million at June 30, 2021, compared to $36.6 million at March 31, 2021, and $37.4 million a year ago.  Real estate owned and other repossessed assets were $780,000 at June 30, 2021, compared to $377,000 at March 31, 2021, and $2.4 million a year ago.
In accordance with acquisition accounting, loans acquired from acquisitions were recorded at their estimated fair value, which resulted in a net purchase discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses.  Credit discounts were included in the determination of fair value, and as a result, no allowance for credit losses was recorded for loans acquired from acquisitions prior to January 1, 2020.  At June 30, 2021, the total purchase discount for acquired loans was $12.5 million.
Banner’s total substandard loans were $272.8 million at June 30, 2021, compared to $311.6 million at March 31, 2021, and $359.8 million a year ago.  The quarter over quarter decrease reflects the payoff of substandard loans as well as risk rating upgrades as certain industries impacted by the COVID-19 pandemic have begun to stabilize.
Banner’s total non-performing assets were $31.5 million, or 0.19% of total assets, at June 30, 2021, compared to $37.0 million, or 0.23% of total assets, at March 31, 2021, and $39.9 million, or 0.28% of total assets, a year ago.
At June 30, 2021, Banner had 71 loans totaling $28.5 million remaining on loan payment deferral due to COVID-19 including 62 mortgage loans totaling $20.2 million operating under forbearance agreements.  Since these loans were performing loans that were current on their payments prior to the COVID-19 pandemic, these modifications are not considered to be troubled debt restructurings pursuant to applicable accounting and regulatory guidance.
Conference Call
Banner will host a conference call on Thursday, July 22, 2021, at 8:00 a.m. PDT, to discuss its second quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10157551, or at www.bannerbank.com.
About the Company
Banner Corporation is a $16.18 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
The COVID-19, pandemic is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1)  the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on client behavior and net interest margin; (5) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet clients’ needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in

BANR - Second Quarter 2021 Results
July 21, 2021

Washington, Idaho, Oregon and California in particular; (11) the costs, effects and outcomes of litigation; (12) legislation or regulatory changes, including but not limited to the impact of the Dodd-Frank Act and regulations adopted thereunder, changes in regulatory capital requirements pursuant to the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) future acquisitions by Banner of other depository institutions or lines of business; (15) future goodwill impairment due to changes in Banner’s business, changes in market conditions, including as a result of the COVID-19 pandemic or other factors; and (16) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Second Quarter 2021 Results
July 21, 2021

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020

INTEREST INCOME:
Loans receivable	$115,391	$108,924	$115,173	$224,315	$234,099
Mortgage-backed securities	11,437	9,371	7,983	20,808	17,120
Securities and cash equivalents	6,737	6,226	5,591	12,963	9,193
	133,565	124,521	128,747	258,086	260,412
INTEREST EXPENSE:
Deposits	3,028	3,609	6,694	6,637	15,444
Federal Home Loan Bank advances	655	934	984	1,589	3,048
Other borrowings	124	109	238	233	354
Junior subordinated debentures and subordinated notes	2,204	2,208	1,251	4,412	2,728
	6,011	6,860	9,167	12,871	21,574
Net interest income	127,554	117,661	119,580	245,215	238,838
(RECAPTURE)/PROVISION FOR CREDIT LOSSES	(10,256)	(9,251)	28,623	(19,507)	52,093
Net interest income after (recapture)/provision for credit losses	137,810	126,912	90,957	264,722	186,745
NON-INTEREST INCOME:
Deposit fees and other service charges	9,758	8,939	7,546	18,697	17,349
Mortgage banking operations	7,478	11,440	14,138	18,918	24,329
Bank-owned life insurance	1,245	1,307	2,317	2,552	3,367
Miscellaneous	3,720	2,042	1,427	5,762	4,066
	22,201	23,728	25,428	45,929	49,111
Net gain on sale of securities	77	485	93	562	171
Net change in valuation of financial instruments carried at fair value	58	59	2,199	117	(2,397)
Total non-interest income	22,336	24,272	27,720	46,608	46,885
NON-INTEREST EXPENSE:
Salary and employee benefits	61,935	64,819	63,415	126,754	123,323
Less capitalized loan origination costs	(8,768)	(9,696)	(11,110)	(18,464)	(16,916)
Occupancy and equipment	12,823	12,989	12,985	25,812	26,092
Information / computer data services	5,602	6,203	6,084	11,805	11,894
Payment and card processing services	4,975	4,326	3,851	9,301	8,091
Professional and legal expenses	4,371	3,328	2,163	7,699	4,082
Advertising and marketing	1,181	1,263	652	2,444	2,479
Deposit insurance expense	1,241	1,533	1,705	2,774	3,340
State/municipal business and use taxes	1,083	1,065	1,104	2,148	2,088
Real estate operations	118	(242)	4	(124)	104
Amortization of core deposit intangibles	1,711	1,711	2,002	3,422	4,003
Miscellaneous	6,156	5,509	5,199	11,665	11,556
	92,428	92,808	88,054	185,236	180,136
COVID-19 expenses	117	148	2,152	265	2,391
Merger and acquisition-related expenses	79	571	336	650	1,478
Total non-interest expense	92,624	93,527	90,542	186,151	184,005
Income before provision for income taxes	67,522	57,657	28,135	125,179	49,625
PROVISION FOR INCOME TAXES	13,140	10,802	4,594	23,942	9,202
NET INCOME	$54,382	$46,855	$23,541	$101,237	$40,423
Earnings per share available to common shareholders:
Basic	$1.57	$1.34	$0.67	$2.90	$1.14
Diluted	$1.56	$1.33	$0.67	$2.88	$1.14
Cumulative dividends declared per common share	$0.41	$0.41	$—	$0.82	$0.41
Weighted average common shares outstanding:
Basic	34,736,639	34,973,383	35,189,260	34,854,357	35,326,401
Diluted	34,933,714	35,303,483	35,283,690	35,149,986	35,545,086
(Decrease) increase in common shares outstanding	(184,455)	(423,857)	55,440	(608,312)	(593,677)

BANR - Second Quarter 2021 Results
July 21, 2021

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$329,359	$296,184	$311,899	$291,036	11.2%	13.2%
Interest-bearing deposits	1,138,572	1,353,743	922,284	128,938	(15.9)%	783.0%
Total cash and cash equivalents	1,467,931	1,649,927	1,234,183	419,974	(11.0)%	249.5%
Securities - trading	25,097	25,039	24,980	23,239	0.2%	8.0%
Securities - available for sale	3,275,979	2,989,760	2,322,593	1,706,781	9.6%	91.9%
Securities - held to maturity	455,256	441,857	421,713	441,075	3.0%	3.2%
Total securities	3,756,332	3,456,656	2,769,286	2,171,095	8.7%	73.0%
Equity securities	—	—	—	340,052	nm	(100.0)%
Federal Home Loan Bank stock	14,001	14,001	16,358	16,363	—%	(14.4)%
Securities purchased under agreements to resell	300,000	—	—	—	nm	nm
Loans held for sale	71,741	135,263	243,795	258,700	(47.0)%	(72.3)%
Loans receivable	9,654,181	9,947,697	9,870,982	10,283,999	(3.0)%	(6.1)%
Allowance for credit losses - loans	(148,009)	(156,054)	(167,279)	(156,352)	(5.2)%	(5.3)%
Net loans receivable	9,506,172	9,791,643	9,703,703	10,127,647	(2.9)%	(6.1)%
Accrued interest receivable	46,979	49,214	46,617	48,806	(4.5)%	(3.7)%
Real estate owned (REO) held for sale, net	763	340	816	2,400	124.4%	(68.2)%
Property and equipment, net	156,063	161,268	164,556	173,360	(3.2)%	(10.0)%
Goodwill	373,121	373,121	373,121	373,121	—%	—%
Other intangibles, net	18,004	19,715	21,426	25,155	(8.7)%	(28.4)%
Bank-owned life insurance	192,677	191,388	191,830	190,468	0.7%	1.2%
Operating lease right-of-use assets	55,287	56,217	55,367	57,667	(1.7)%	(4.1)%
Other assets	222,786	221,039	210,565	200,799	0.8%	10.9%
Total assets	$16,181,857	$16,119,792	$15,031,623	$14,405,607	0.4%	12.3%
LIABILITIES
Deposits:
Non-interest-bearing	$6,090,063	$5,994,693	$5,492,924	$5,281,559	1.6%	15.3%
Interest-bearing transaction and savings accounts	6,673,598	6,647,196	6,159,052	5,692,715	0.4%	17.2%
Interest-bearing certificates	873,047	906,978	915,320	1,042,006	(3.7)%	(16.2)%
Total deposits	13,636,708	13,548,867	12,567,296	12,016,280	0.6%	13.5%
Advances from Federal Home Loan Bank	100,000	100,000	150,000	150,000	—%	(33.3)%
Customer repurchase agreements and other borrowings	237,736	216,260	184,785	166,084	9.9%	43.1%
Subordinated notes, net	98,380	98,290	98,201	98,140	0.1%	0.2%
Junior subordinated debentures at fair value	117,520	117,248	116,974	109,613	0.2%	7.2%
Operating lease liabilities	59,117	59,884	59,343	61,390	(1.3)%	(3.7)%
Accrued expenses and other liabilities	216,399	313,801	143,300	133,574	(31.0)%	62.0%
Deferred compensation	46,786	46,625	45,460	45,423	0.3%	3.0%
Total liabilities	14,512,646	14,500,975	13,365,359	12,780,504	0.1%	13.6%
SHAREHOLDERS’ EQUITY
Common stock	1,311,455	1,326,269	1,349,879	1,345,096	(1.1)%	(2.5)%
Retained earnings	319,505	279,582	247,316	201,448	14.3%	58.6%
Other components of shareholders’ equity	38,251	12,966	69,069	78,559	195.0%	(51.3)%
Total shareholders’ equity	1,669,211	1,618,817	1,666,264	1,625,103	3.1%	2.7%
Total liabilities and shareholders’ equity	$16,181,857	$16,119,792	$15,031,623	$14,405,607	0.4%	12.3%
Common Shares Issued:
Shares outstanding at end of period	34,550,888	34,735,343	35,159,200	35,157,899
Common shareholders’ equity per share (1)	$48.31	$46.60	$47.39	$46.22
Common shareholders’ tangible equity per share (1) (2)	$36.99	$35.29	$36.17	$34.89
Common shareholders’ tangible equity to tangible assets (2)	8.09%	7.80%	8.69%	8.76%
Consolidated Tier 1 leverage capital ratio	8.86%	9.10%	9.50%	9.83%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders’ tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner-occupied	$1,066,237	$1,045,656	$1,076,467	$1,027,399	2.0%	3.8%
Investment properties	1,950,211	1,931,805	1,955,684	2,017,789	1.0%	(3.3)%
Small balance CRE	621,102	639,330	573,849	624,726	(2.9)%	(0.6)%
Multifamily real estate	504,445	433,775	428,223	437,201	16.3%	15.4%
Construction, land and land development:
Commercial construction	182,868	199,037	228,937	215,860	(8.1)%	(15.3)%
Multifamily construction	295,661	305,694	305,527	256,335	(3.3)%	15.3%
One- to four-family construction	603,895	542,840	507,810	528,966	11.2%	14.2%
Land and land development	290,404	266,730	248,915	235,602	8.9%	23.3%
Commercial business:
Commercial business	1,124,359	1,096,303	1,133,989	1,250,288	2.6%	(10.1)%
PPP	807,172	1,280,291	1,044,472	1,121,928	(37.0)%	(28.1)%
Small business scored	743,975	717,502	743,451	779,678	3.7%	(4.6)%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	247,467	226,094	299,949	328,077	9.5%	(24.6)%
PPP	17,962	36,316	—	—	(50.5)%	nm
One- to four-family residential	637,701	655,627	717,939	817,787	(2.7)%	(22.0)%
Consumer:
Consumer—home equity revolving lines of credit	458,915	466,132	491,812	515,603	(1.5)%	(11.0)%
Consumer—other	101,807	104,565	113,958	126,760	(2.6)%	(19.7)%
Total loans receivable	$9,654,181	$9,947,697	$9,870,982	$10,283,999	(3.0)%	(6.1)%
Restructured loans performing under their restructured terms	$5,472	$6,424	$6,673	$6,391
Loans 30 - 89 days past due and on accrual	$5,656	$19,233	$12,291	$20,807
Total delinquent loans (including loans on non-accrual), net	$23,582	$42,444	$36,131	$36,269
Total delinquent loans / Total loans receivable	0.24%	0.43%	0.37%	0.35%

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Jun 30, 2021		Mar 31, 2021	Dec 31, 2020	Jun 30, 2020	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$4,541,792	47.0%	$4,683,600	$4,647,553	$4,787,550	(3.0)%	(5.1)%
California	2,246,580	23.3%	2,320,384	2,279,749	2,359,703	(3.2)%	(4.8)%
Oregon	1,753,285	18.2%	1,801,104	1,792,156	1,899,933	(2.7)%	(7.7)%
Idaho	525,610	5.4%	539,061	537,996	592,515	(2.5)%	(11.3)%
Utah	92,103	1.0%	92,399	80,704	67,929	(0.3)%	35.6%
Other	494,811	5.1%	511,149	532,824	576,369	(3.2)%	(14.2)%
Total loans receivable	$9,654,181	100.0%	$9,947,697	$9,870,982	$10,283,999	(3.0)%	(6.1)%

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020
Commercial real estate	$103,415	$91,217	$111,765
Multifamily real estate	45,674	12,878	6,384
Construction and land	509,828	447,369	290,955
Commercial business:
Commercial business	181,996	115,911	167,268
SBA PPP	55,990	428,180	1,151,170
Agricultural business	12,546	27,167	16,293
One-to four-family residential	47,086	57,731	24,537
Consumer	131,424	87,322	126,653
Total loan originations (excluding loans held for sale)	$1,087,959	$1,267,775	$1,895,025

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020
ALLOWANCE FOR CREDIT LOSSES - LOANS
Balance, beginning of period	$156,054	$167,279	$130,488
(Recapture)/provision for credit losses - loans	(8,100)	(8,035)	29,524
Recoveries of loans previously charged off:
Commercial real estate	147	24	54
Construction and land	—	100	105
One- to four-family real estate	20	113	31
Commercial business	321	979	370
Agricultural business, including secured by farmland	8	—	22
Consumer	97	296	60
	593	1,512	642
Loans charged off:
Commercial real estate	(3)	(3,763)	—
Construction and land	—	—	(100)
Commercial business	(123)	(789)	(3,553)
Agricultural business, including secured by farmland	(2)	—	(62)
Consumer	(410)	(150)	(587)
	(538)	(4,702)	(4,302)
Net recoveries (charge-offs)	55	(3,190)	(3,660)
Balance, end of period	$148,009	$156,054	$156,352
Net recoveries (charge-offs) / Average loans receivable	0.001%	(0.032)%	(0.036)%

ALLOCATION OF
ALLOWANCE FOR CREDIT LOSSES - LOANS	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020
Specific or allocated credit loss allowance:
Commercial real estate	$60,349	$59,411	$53,166
Multifamily real estate	5,807	4,367	3,504
Construction and land	30,899	36,440	36,916
One- to four-family real estate	9,800	7,988	12,746
Commercial business	30,830	31,411	33,870
Agricultural business, including secured by farmland	3,256	4,617	4,517
Consumer	7,068	11,820	11,633
Total allowance for credit losses - loans	$148,009	$156,054	$156,352
Allowance for credit losses - loans / Total loans receivable	1.53%	1.57%	1.52%
Allowance for credit losses - loans / Non-performing loans	481%	426%	418%

	Quarters Ended
CHANGE IN THE	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020
ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS
Balance, beginning of period	$12,077	$13,297	$11,460
Recapture for credit losses - unfunded loan commitments	(2,168)	(1,220)	(905)
Balance, end of period	$9,909	$12,077	$10,555

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$17,427	$21,615	$18,199	$10,845
Construction and land	541	986	936	732
One- to four-family	4,007	4,456	3,556	2,942
Commercial business	3,673	4,194	5,407	18,486
Agricultural business, including secured by farmland	1,200	1,536	1,743	433
Consumer	1,799	2,244	2,719	2,412
	28,647	35,031	32,560	35,850
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	911	—	—	—
One- to four-family	579	1,524	1,899	472
Commercial business	495	37	1,025	1
Agricultural business, including secured by farmland	—	—	—	1,061
Consumer	131	—	130	36
	2,116	1,561	3,054	1,570
Total non-performing loans	30,763	36,592	35,614	37,420
REO	763	340	816	2,400
Other repossessed assets	17	37	51	47
Total non-performing assets	$31,543	$36,969	$36,481	$39,867
Total non-performing assets to total assets	0.19%	0.23%	0.24%	0.28%

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020
LOANS BY CREDIT RISK RATING

Pass	$9,315,264	$9,584,429	$9,494,147	$9,869,917
Special Mention	66,103	51,692	36,598	54,291
Substandard	272,814	311,576	340,237	359,791
Total	$9,654,181	$9,947,697	$9,870,982	$10,283,999

	Quarters Ended			Six Months Ended
REAL ESTATE OWNED	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Balance, beginning of period	$340	$816	$2,402	$816	$814
Additions from loan foreclosures	423	—	—	423	1,588
Proceeds from dispositions of REO	—	(783)	(98)	(783)	(98)
Gain on sale of REO	—	307	96	307	96
Balance, end of period	$763	$340	$2,400	$763	$2,400

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$6,090,063	$5,994,693	$5,492,924	$5,281,559	1.6%	15.3%
Interest-bearing checking	1,736,696	1,722,085	1,569,435	1,399,593	0.8%	24.1%
Regular savings accounts	2,646,302	2,597,731	2,398,482	2,197,790	1.9%	20.4%
Money market accounts	2,290,600	2,327,380	2,191,135	2,095,332	(1.6)%	9.3%
Total interest-bearing transaction and savings accounts	6,673,598	6,647,196	6,159,052	5,692,715	0.4%	17.2%
Total core deposits	12,763,661	12,641,889	11,651,976	10,974,274	1.0%	16.3%
Interest-bearing certificates	873,047	906,978	915,320	1,042,006	(3.7)%	(16.2)%
Total deposits	$13,636,708	$13,548,867	$12,567,296	$12,016,280	0.6%	13.5%

GEOGRAPHIC CONCENTRATION OF DEPOSITS
	Jun 30, 2021		Mar 31, 2021	Dec 31, 2020	Jun 30, 2020	Percentage Change
	Amount	Percentage	Amount	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$7,547,591	55.3%	$7,504,389	$7,058,404	$6,765,186	0.6%	11.6%
Oregon	2,939,667	21.6%	2,929,027	2,604,908	2,440,617	0.4%	20.4%
California	2,417,387	17.7%	2,401,299	2,237,949	2,224,477	0.7%	8.7%
Idaho	732,063	5.4%	714,152	666,035	586,000	2.5%	24.9%
Total deposits	$13,636,708	100.0%	$13,548,867	$12,567,296	$12,016,280	0.6%	13.5%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020
Public non-interest-bearing accounts	$187,702	$151,850	$175,352	$139,133
Public interest-bearing transaction & savings accounts	156,987	169,192	127,523	136,039
Public interest-bearing certificates	41,444	51,021	59,127	56,609
Total public deposits	$386,133	$372,063	$362,002	$331,781
Total brokered deposits	$—	$—	$—	$119,399

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,618,512	14.62%	$885,723	8.00%	$1,107,154	10.00%
Tier 1 capital to risk-weighted assets	1,385,143	12.51%	664,292	6.00%	664,292	6.00%
Tier 1 leverage capital to average assets	1,385,143	8.86%	625,458	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,241,643	11.21%	498,219	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,505,250	13.60%	885,354	8.00%	1,106,693	10.00%
Tier 1 capital to risk-weighted assets	1,371,881	12.40%	664,016	6.00%	885,354	8.00%
Tier 1 leverage capital to average assets	1,371,881	8.78%	625,305	4.00%	781,632	5.00%
Common equity tier 1 capital to risk-weighted assets	1,371,881	12.40%	498,012	4.50%	719,350	6.50%

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Jun 30, 2021			Mar 31, 2021			Jun 30, 2020
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$69,908	$544	3.12%	$119,341	$925	3.14%	$152,636	$1,451	3.82%
Mortgage loans	7,147,733	80,673	4.53%	7,144,770	80,580	4.57%	7,314,125	87,172	4.79%
Commercial/agricultural loans	2,625,149	33,614	5.14%	2,691,554	26,711	4.02%	2,599,878	25,200	3.90%
Consumer and other loans	122,951	1,828	5.96%	127,469	1,947	6.19%	152,438	2,361	6.23%
Total loans(1)(3)	9,965,741	116,659	4.70%	10,083,134	110,163	4.43%	10,219,077	116,184	4.57%
Mortgage-backed securities	2,440,913	11,563	1.90%	1,953,820	9,472	1.97%	1,286,223	8,083	2.53%
Other securities	1,250,417	7,088	2.27%	1,048,856	6,687	2.59%	787,957	5,859	2.99%
Equity securities	—	—	—%	1,742	—	—%	114,349	123	0.43%
Interest-bearing deposits with banks	1,139,749	376	0.13%	1,032,138	262	0.10%	212,502	172	0.33%
FHLB stock	14,001	161	4.61%	15,952	161	4.09%	16,620	300	7.26%
Total investment securities (3)	4,845,080	19,188	1.59%	4,052,508	16,582	1.66%	2,417,651	14,537	2.42%
Total interest-earning assets	14,810,821	135,847	3.68%	14,135,642	126,745	3.64%	12,636,728	130,721	4.16%
Non-interest-earning assets	1,227,167			1,237,281			1,245,626
Total assets	$16,037,988			$15,372,923			$13,882,354
Deposits:
Interest-bearing checking accounts	$1,754,363	302	0.07%	$1,616,824	315	0.08%	$1,376,710	374	0.11%
Savings accounts	2,622,716	454	0.07%	2,486,820	521	0.08%	2,108,896	998	0.19%
Money market accounts	2,288,638	668	0.12%	2,242,748	775	0.14%	1,979,419	1,565	0.32%
Certificates of deposit	889,020	1,604	0.72%	913,053	1,998	0.89%	1,117,547	3,757	1.35%
Total interest-bearing deposits	7,554,737	3,028	0.16%	7,259,445	3,609	0.20%	6,582,572	6,694	0.41%
Non-interest-bearing deposits	6,057,884	—	—%	5,663,820	—	—%	4,902,992	—	—%
Total deposits	13,612,621	3,028	0.09%	12,923,265	3,609	0.11%	11,485,564	6,694	0.23%
Other interest-bearing liabilities:
FHLB advances	100,000	655	2.63%	144,444	934	2.62%	156,374	984	2.53%
Other borrowings	240,229	124	0.21%	202,930	109	0.22%	285,735	238	0.34%
Junior subordinated debentures and subordinated notes	247,944	2,204	3.57%	247,944	2,208	3.61%	149,043	1,251	3.38%
Total borrowings	588,173	2,983	2.03%	595,318	3,251	2.21%	591,152	2,473	1.68%
Total funding liabilities	14,200,794	6,011	0.17%	13,518,583	6,860	0.21%	12,076,716	9,167	0.31%
Other non-interest-bearing liabilities(2)	199,619			207,560			188,369
Total liabilities	14,400,413			13,726,143			12,265,085
Shareholders’ equity	1,637,575			1,646,780			1,617,269
Total liabilities and shareholders’ equity	$16,037,988			$15,372,923			$13,882,354
Net interest income/rate spread (tax equivalent)		$129,836	3.51%		$119,885	3.43%		$121,554	3.85%
Net interest margin (tax equivalent)			3.52%			3.44%			3.87%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(2,282)			(2,224)			(1,974)
Net interest income and margin, as reported		$127,554	3.45%		$117,661	3.38%		$119,580	3.81%
Additional Key Financial Ratios:
Return on average assets			1.36%			1.24%			0.68%
Return on average equity			13.32%			11.54%			5.85%
Average equity/average assets			10.21%			10.71%			11.65%
Average interest-earning assets/average interest-bearing liabilities			181.89%			179.96%			176.15%
Average interest-earning assets/average funding liabilities			104.30%			104.56%			104.64%
Non-interest income/average assets			0.56%			0.64%			0.80%
Non-interest expense/average assets			2.32%			2.47%			2.62%
Efficiency ratio(4)			61.79%			65.90%			61.47%
Adjusted efficiency ratio(5)			59.77%			63.85%			58.58%

BANR - Second Quarter 2021 Results
July 21, 2021

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $1.3 million, $1.2 million, and $1.0 million for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.0 million for both the three months ended  June 30, 2021 and March 31, 2021, compared to $963,000 for the three months ended June 30, 2020.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Six Months Ended
	Jun 30, 2021			Jun 30, 2020
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$94,488	$1,469	3.14%	$152,631	$2,971	3.91%
Mortgage loans	7,146,260	161,253	4.55%	7,312,120	180,233	4.96%
Commercial/agricultural loans	2,658,168	60,325	4.58%	2,241,942	48,159	4.32%
Consumer and other loans	125,197	3,775	6.08%	157,768	4,956	6.32%
Total loans(1)(3)	10,024,113	226,822	4.56%	9,864,461	236,319	4.82%
Mortgage-backed securities	2,198,712	21,035	1.93%	1,320,404	17,319	2.64%
Other securities	1,150,193	13,775	2.42%	623,036	9,169	2.96%
Equity securities	866	—	—%	57,175	123	0.43%
Interest-bearing deposits with banks	1,086,241	638	0.12%	152,581	565	0.74%
FHLB stock	14,971	322	4.34%	21,571	622	5.80%
Total investment securities(3)	4,450,983	35,770	1.62%	2,174,767	27,798	2.57%
Total interest-earning assets	14,475,096	262,592	3.66%	12,039,228	264,117	4.41%
Non-interest-earning assets	1,232,196			1,219,440
Total assets	$15,707,292			$13,258,668
Deposits:
Interest-bearing checking accounts	$1,685,973	617	0.07%	$1,321,679	843	0.13%
Savings accounts	2,555,144	975	0.08%	2,074,377	2,753	0.27%
Money market accounts	2,265,819	1,443	0.13%	1,861,268	4,004	0.43%
Certificates of deposit	900,970	3,602	0.81%	1,121,270	7,844	1.41%
Total interest-bearing deposits	7,407,906	6,637	0.18%	6,378,594	15,444	0.49%
Non-interest-bearing deposits	5,861,941	—	—%	4,434,186	—	—%
Total deposits	13,269,847	6,637	0.10%	10,812,780	15,444	0.29%
Other interest-bearing liabilities:
FHLB advances	122,100	1,589	2.62%	280,901	3,048	2.18%
Other borrowings	221,682	233	0.21%	205,253	354	0.35%
Junior subordinated debentures and subordinated notes	247,944	4,412	3.59%	148,494	2,728	3.69%
Total borrowings	591,726	6,234	2.12%	634,648	6,130	1.94%
Total funding liabilities	13,861,573	12,871	0.19%	11,447,428	21,574	0.38%
Other non-interest-bearing liabilities(2)	203,567			200,265
Total liabilities	14,065,140			11,647,693
Shareholders’ equity	1,642,152			1,610,975
Total liabilities and shareholders’ equity	$15,707,292			$13,258,668
Net interest income/rate spread (tax equivalent)		$249,721	3.47%		$242,543	4.03%
Net interest margin (tax equivalent)			3.48%			4.05%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(4,506)			(3,705)
Net interest income and margin, as reported		$245,215	3.42%		$238,838	3.99%
Additional Key Financial Ratios:
Return on average assets			1.30%			0.61%
Return on average equity			12.43%			5.05%
Average equity/average assets			10.45%			12.15%
Average interest-earning assets/average interest-bearing liabilities		`	180.95%			171.66%
Average interest-earning assets/average funding liabilities			104.43%			105.17%
Non-interest income/average assets			0.60%			0.71%
Non-interest expense/average assets			2.39%			2.79%
Efficiency ratio(4)			63.79%			64.40%
Adjusted efficiency ratio(5)			61.75%			60.41%

BANR - Second Quarter 2021 Results
July 21, 2021

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $2.5 million and $2.2 million for the six months ended June 30, 2021 and June 30, 2020, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.0 million and $1.5 million for the six months ended June 30, 2021 and June 30, 2020, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Net interest income	$127,554	$117,661	$119,580	$245,215	$238,838
Total non-interest income	22,336	24,272	27,720	46,608	46,885
Total revenue (GAAP)	149,890	141,933	147,300	291,823	285,723
Exclude net gain on sale of securities	(77)	(485)	(93)	(562)	(171)
Exclude net change in valuation of financial instruments carried at fair value	(58)	(59)	(2,199)	(117)	2,397
Adjusted revenue (non-GAAP)	$149,755	$141,389	$145,008	$291,144	$287,949

ADJUSTED EARNINGS	Quarters Ended			Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Net income (GAAP)	$54,382	$46,855	$23,541	$101,237	$40,423
Exclude net gain on sale of securities	(77)	(485)	(93)	(562)	(171)
Exclude net change in valuation of financial instruments carried at fair value	(58)	(59)	(2,199)	(117)	2,397
Exclude merger and acquisition-related expenses	79	571	336	650	1,478
Exclude COVID-19 expenses	117	148	2,152	265	2,391
Exclude related net tax benefit	(15)	(42)	(47)	(57)	(1,452)
Total adjusted earnings (non-GAAP)	$54,428	$46,988	$23,690	$101,416	$45,066

Diluted earnings per share (GAAP)	$1.56	$1.33	$0.67	$2.88	$1.14
Diluted adjusted earnings per share (non-GAAP)	$1.56	$1.33	$0.67	$2.89	$1.27

BANR - Second Quarter 2021 Results
July 21, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Non-interest expense (GAAP)	$92,624	$93,527	$90,542	$186,151	$184,005
Exclude merger and acquisition-related expenses	(79)	(571)	(336)	(650)	(1,478)
Exclude COVID-19 expenses	(117)	(148)	(2,152)	(265)	(2,391)
Exclude CDI amortization	(1,711)	(1,711)	(2,002)	(3,422)	(4,003)
Exclude state/municipal tax expense	(1,083)	(1,065)	(1,104)	(2,148)	(2,088)
Exclude REO operations	(118)	242	(4)	124	(104)
Adjusted non-interest expense (non-GAAP)	$89,516	$90,274	$84,944	$179,790	$173,941

Net interest income (GAAP)	$127,554	$117,661	$119,580	$245,215	$238,838
Non-interest income (GAAP)	22,336	24,272	27,720	46,608	46,885
Total revenue	149,890	141,933	147,300	291,823	285,723
Exclude net gain on sale of securities	(77)	(485)	(93)	(562)	(171)
Exclude net change in valuation of financial instruments carried at fair value	(58)	(59)	(2,199)	(117)	2,397
Adjusted revenue (non-GAAP)	$149,755	$141,389	$145,008	$291,144	$287,949

Efficiency ratio (GAAP)	61.79%	65.90%	61.47%	63.79%	64.40%
Adjusted efficiency ratio (non-GAAP)	59.77%	63.85%	58.58%	61.75%	60.41%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Jun 30, 2020
Shareholders’ equity (GAAP)	$1,669,211	$1,618,817	$1,666,264	$1,625,103
Exclude goodwill and other intangible assets, net	391,125	392,836	394,547	398,276
Tangible common shareholders’ equity (non-GAAP)	$1,278,086	$1,225,981	$1,271,717	$1,226,827

Total assets (GAAP)	$16,181,857	$16,119,792	$15,031,623	$14,405,607
Exclude goodwill and other intangible assets, net	391,125	392,836	394,547	398,276
Total tangible assets (non-GAAP)	$15,790,732	$15,726,956	$14,637,076	$14,007,331
Common shareholders’ equity to total assets (GAAP)	10.32%	10.04%	11.09%	11.28%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	8.09%	7.80%	8.69%	8.76%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Tangible common shareholders’ equity (non-GAAP)	$1,278,086	$1,225,981	$1,271,717	$1,226,827
Common shares outstanding at end of period	34,550,888	34,735,343	35,159,200	35,157,899
Common shareholders’ equity (book value) per share (GAAP)	$48.31	$46.60	$47.39	$46.22
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$36.99	$35.29	$36.17	$34.89